SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.    )

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Intrusion Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

1101 East Arapaho Road
Richardson TX 75081 USA
+1 (972) 234-6400 main

Financial Contact

Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

Media Contact

Ryon Packer, VP

972.664.8072, rpacker@intrusion.com

Intrusion Inc. Receives Nasdaq Listing Extension

Richardson, Texas – January 20, 2004 – Intrusion Inc. (NASDAQ: INTZ), (“Intrusion”) today announced that its common stock will continue to be listed on The Nasdaq SmallCap market via an exception from the $1.00 minimum bid price requirement granted by a Nasdaq Listing Qualifications Panel.  While Intrusion failed to meet this requirement as of November 5, 2003, the Company was granted a temporary exception from this standard subject to Intrusion meeting certain conditions.

The exception granted by the Nasdaq Listing Qualifications Panel requires Intrusion to file a proxy statement on or before March 1, 2004 evidencing its intent to seek stockholder approval of a reverse stock split.  Intrusion’s Board has approved a reverse stock split of 1 for 4, subject to stockholder approval.  Intrusion is also required by the exception to attain a closing bid price of at least $1.00 per share on or before April 2, 2004 and maintain a closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days immediately thereafter.  In addition, Intrusion must file its Form 10-K for the fiscal year ending December 31, 2003 on or before March 30, 2004 and its Form 10-Q for the fiscal quarter ended March 31, 2004 on or before May 15, 2004, each evidencing stockholders’ equity of at least $2,500,000 in accordance with Nasdaq requirements.

In the event the Company is deemed to have met the terms of the exception, it shall continue to be listed on The Nasdaq SmallCap Market.  The Company believes that it can meet these conditions, however, there can be no assurance that it will do so.  If at some future date the Company’s securities should cease to be listed on The Nasdaq SmallCap Market, they may continue to be listed in the OTC Bulletin Board.  For the duration of the exception, the Company’s Nasdaq symbol will be “INTZC”.  The symbol change will become effective with the open of business on January 22, 2004.

About Intrusion Inc.

Intrusion Inc. is a leading global provider of intrusion detection and security solutions for the information-driven economy. Intrusion’s suite of security products for governments and enterprises help protect critical information assets by quickly detecting, analyzing and responding to network- and host-based attacks. The company’s products include the Intrusion SecureNet™ line of leading network intrusion detection and the Intrusion PDS™ security appliances for Check Point Software Technologies’ market-leading VPN-1®/FireWall-1®. For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or our future performance, including, without limitation, statements relating to our ability to regain compliance with the continued listing requirements of The Nasdaq SmallCap Market.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward looking statements, including, without limitation, our ability to meet the conditions for continued listing on The Nasdaq SmallCap Market within the specified times, our ability to obtain stockholder approval of a reverse stock split, our ability to comply with all Nasdaq’s continued listing requirements in the future and our ability to raise additional capital, as well as other risks and uncertainties identified in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Copies of these filings can be obtained from our Investor Relations department.

This press release is not a proxy statement and the Board of Directors of the Company is not soliciting any proxy pursuant to this press release.  The Board of Directors presently intends to solicit proxies from the Company’s stockholders, by filing a proxy statement with the SEC and delivering the proxy statement to the stockholders.  If the Board of Directors does so, please read it carefully, because it will contain important information about the Company and the matters that the Board will ask the stockholders to consider and act upon.